Exhibit 10.3

PERSHING GOLD CORPORATION

THIRD AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Third Amendment to Executive Employment Agreement (this “Amendment”) is dated as of February 5, 2015, by and between Stephen Alfers (“Executive”) and Pershing Gold Corporation (formerly Sagebrush Gold Ltd.), a Nevada corporation (the “Corporation”).

A. On February 9, 2012, Executive and the Corporation entered into that certain Executive Employment Agreement (the “Original Agreement”) pursuant to which Executive was granted Twelve Million (12,000,000) restricted shares (the “Shares”) of the Corporation’s common stock, par value $0.0001 per share, pursuant to and subject to the terms of the Corporation’s 2012 Equity Incentive Plan (the “Plan”).

B. On February 8, 2013, Executive and the Corporation entered into that certain First Amendment to Executive Employment Agreement (the “First Amendment”) pursuant to which the vesting of certain of the Shares was deferred from February 9, 2013 to March 14, 2014.

C. On December 23, 2013, Executive and the Corporation entered into that certain Second Amendment to Executive Employment Agreement (the “Second Amendment”; the Original Agreement as amended by the First Amendment and the Second Amendment, collectively, the “Agreement”) pursuant to which the vesting of certain of the Shares was accelerated from March 14, 2014 to December 26, 2013.

D. The Corporation and Executive have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Executive Employment Agreement. The Agreement is hereby amended by deleting Exhibit A to the Agreement in its entirety and replacing it with Exhibit A attached hereto.

2. No Other Changes. Except for the amendments contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3. Counterparts. This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

EXECUTIVE:

/s/ Stephen Alfers
Stephen Alfers

PERSHING GOLD CORPORATION

By: /s/ Eric Alexander
Name: Eric Alexander
Title: Vice President of Finance and Controller

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Exhibit A

Vesting of Restricted Stock Grant

i	6,000,000 shares of restricted common stock (including the Registrable Equity Grant) shall vest on December 26, 2013,

ii	3,000,000 shares of restricted common stock shall vest on February 9, 2014, and

iii	3,000,000 shares of restricted common stock shall vest on February 9, 2016.

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